UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016 (December 12, 2016)

Origo Acquisition Corporation

 (Exact name of registrant as specified in its charter)

Cayman Islands	001-36757	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 634 - 4512

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 12, 2016, Origo Acquisition Corporation (the “Company”) held its annual general meeting of shareholders (the “Meeting”). At the Meeting, the shareholders approved the following items:

•	an amendment (the “Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association (“Memorandum and Articles of Association”), extending the date by which the Company must consummate its initial business combination to March 12, 2017 (the “Extension Amendment”);

•	the election of Barry Rodgers as a Class A director, to serve until the 2019 annual meeting of shareholders or until his successor is elected and qualified; and

•	to direct the ratification of the selection by the Company’s audit committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending November 30, 2016.

Set forth below are the final voting results for each of the proposals:

(i)	To amend the Memorandum and Articles of Association to extend the date by which the Company must consummate its initial business combination to March 12, 2017.

For	Against	Abstentions
4,317,204	3,900	0

(ii)	To direct the election of Barry Rodgers as a Class A director, to serve until the 2019 annual meeting of shareholders or until his successor is elected and qualified.

For	Withheld
4,052,677	268,427

(iii)	To direct the ratification of the selection by the Company’s audit committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending November 30, 2016.

For	Against	Abstentions
4,052,677	0	268,427

There were no broker non-votes with respect to any of the proposals.

Shareholders holding 36,594 public shares exercised their right to convert such public shares into a pro rata portion of the trust account. As a result, an aggregate of approximately $380,580 (or approximately $10.40 per share) was removed from the trust account to pay such holders.

As indicated in the Company’s proxy statement relating to the Meeting, since the Extension Amendment was approved, the Company’s management agreed to contribute to the Company as a loan $0.10 for each public share that was not converted to be deposited in the Company’s trust account. Accordingly, the Company’s management will contribute an aggregate of approximately $310,900 (the “Contribution”) to the Company to be deposited in the Company’s trust account. As a result, the conversion amount per share in any subsequent business combination or liquidation will be approximately $10.50 per share. The amount of the Contribution will not bear interest and will be repayable by the Company to the lenders upon consummation of an initial business combination. The Company will file the Amendment with the Cayman Registrar of Companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2016	ORIGO ACQUISITION CORPORATION

	By:	/s/Edward J. Fred
Name: Edward J. Fred
Title: Chief Executive Officer